EXHIBIT 99.1


                             GRANT PARK FUTURES FUND


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              WEEKLY COMMENTARY FOR THE WEEK ENDED OCTOBER 8, 2004

The Fund turned in a strong performance over the past week. Gains were made in a majority of sectors, most notably in energies, stock indices, financials and metals. Currency positions were also profitable. Class B units in the Grant Park Fund gained an estimated 3.34% on the week leaving them an estimated 2.95% higher for the month and an estimated 15.01% lower year-to-date.

Long positions in the energy sector gained ground as concerns over supply continued to apply upward pressure to the crude oil market. November crude was $3.19 higher for the week as the prospect of a strike by Nigerian oil workers loomed over the market throughout the session, helping the contract to reach a new high of $53.40 per barrel before settling at $53.31 on Friday. Hurricane damage to some Gulf of Mexico oil platforms also contributed to the rally as output there remains low. Crude oil prices have risen 64% since the beginning of 2004. Longs in the related products also registered gains. Heating oil added
5.28 cents per gallon while unleaded gasoline ended the week 5.98 cents higher. Natural gas rose 39.1 cents for the week.

News that the U.S. economy added just 96,000 jobs in September pushed prices for fixed income instruments higher for the week. Long positions in the U.S. Treasury markets were profitable as yields fell (prices rose) in response to the jobs data. Economists had expected non-farm payrolls to increase by 150,000. The unemployment rate remained at 5.4%. Thirty-year bonds had spent much of the week in lower territory before rallying more than a full point on the data. The December contract ended the week 22/32s higher. Ten-year notes were 13.5/32s higher while the Five-years added 10/32s for the week. Overseas positions made gains as well. Longs in the Eurex BOBL, British short sterling and long gilts as well as Euro bunds were profitable as European markets were higher on the week. Long positions in the Australian fixed income markets lost some ground as prices slid on profit-taking ahead of the national election being held there over the weekend.

Long positions in the foreign currencies posted earnings as the U.S. dollar fell on the weaker-than-expected jobs data. Long positions in the Mexican peso, Canadian dollar and New Zealand dollar led the way as the dollar tumbled. Traders reasoned that the weak employment numbers might help to keep short-term U.S. interest rates at their presently low levels. Short positions in the dollar index were also profitable as the index closed the week down .21 for the week.

Longs in the metals sector gained as the weakness in the U.S. dollar gave way to strength in precious metals. Investors pushed December gold to a new six-month high of $426.00 per ounce before settling the contract $3.30 higher for the week at $424.50. Silver was 35.2 cents higher at $7.295 per ounce. Base metal positions also posted profits. Copper ended the week 6.55 cents higher at $1.4695 per ounce after reaching a new sixteen-year high on news of a Friday strike at the world's largest copper mine, Codelco Norte in Chile. Long

              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                        IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                           OFFERING BY PROSPECTUS ONLY



                                                  (312) 756-4450 o(800)217-7955
                                                           o FAX (312) 756-4452
Dearborn Capital Management, LLC            Performance Hotline: (866) 516-1574
550 West Jackson Blvd, Suite 1300,             website: www.dearborncapital.com
Chicago, IL 60661                             e-mail: funds@dearborncapital.com



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positions on the London Metals Exchange also made gains. Prices for nickel, copper and aluminum were all higher by the close on Friday.

Lastly, long positions in the domestic stock indices lost some ground over the week as the U.S. employment report coupled with higher energy prices sparked a sell-off in shares on both the S&P and the NASDAQ. Losses here were overshadowed by gains from positions in the overseas indices. The Nikkei in Tokyo led the way with a net-gain of 3.31% for the week. The IBEX in Madrid was 1.25% higher while the Hang Seng added 0.93% for the session. The Canadian S&P and the London FTSE closed higher as well.



























              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                        IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                           OFFERING BY PROSPECTUS ONLY



                                                  (312) 756-4450 o(800)217-7955
                                                           o FAX (312) 756-4452
Dearborn Capital Management, LLC            Performance Hotline: (866) 516-1574
550 West Jackson Blvd, Suite 1300,             website: www.dearborncapital.com
Chicago, IL 60661                             e-mail: funds@dearborncapital.com